Reg Cover
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  December 3, 1999


                              PRIMIX SOLUTIONS INC.
             (Exact name of registrant as specified in its chapter)


Delaware                         000-20789                  04-324968
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(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)                File Number)               Identification No.)


One Arsenal Marketplace, Second Floor, Watertown, Massachusetts       02472
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(Address of principal executive offices)




Registrant's telephone number, including area code  (617) 923-6500


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(Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

         On December 3, 1999, Primix Solutions Inc. (the "Registrant") acquired Black Bean Studios, Inc., a Massachusetts corporation ("Black Bean"), through a merger of Black Bean with and into the Registrant. As consideration for such acquisition, the Registrant issued 100,000 shares of its common stock and paid $750,000 in cash (the "Cash Payment").

         Black Bean is an integrated services firm with a focus on developing online communications programs for companies in various markets. Black Bean brings together expertise in various design and marketing disciplines, including user interface design, information design, new media, graphic design and brand strategy.

         The Registrant financed the cash portion of the purchase price with available cash on hand.

Item 7. Financial Statements and Exhibits.
 (c) Exhibits.

         1.1 Agreement and Plan of Merger dated as of December 3, 1999 (excluding schedules1).






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1 The Registrant agrees to furnish supplementally a copy of the above-described schedules to the Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRIMIX SOLUTIONS INC.


                                        /s/ David W. Chapman
                                        --------------------------------------
Date:  December 9, 1999                 Name:  David W. Chapman
                                        Title: Chief Financial Officer